KPMG PEAT MARWICK LLP
                                  [LETTERHEAD]



                        CONSENT OF INDEPEND ACCOUNTANTS


The Board of Directors
L. Luria & Son, Inc.:


We consent to the incorporation by reference in Registration Statement (No. 33-2070) on Form S-8 of L. Luria & Son, Inc. of our report dated March 24, 1995, relating to the statements of operations, shareholders' equity, and cash flows of L. Luria & Son, Inc. for the year ended January 28, 1995, which report appears in or is incorporated by reference in the annual report on Form 10-K of
L. Luria & Son, Inc.

KPMG PEAT MARWICK LLP

April 25, 1997